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                                                           EXHIBIT 23(c)



    We hereby consent to the use of our opinion letter dated December 15, 1997 to the Board of Directors of The Quick & Reilly Group, Inc.
included as Exhibit C to the Proxy Statement-Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of The Quick & Reilly Group, Inc. with and into FFG Acquisition Corp., a wholly-owned subsidiary of Fleet Financial Group, Inc., and to the reference to such opinion in such Proxy Statement-Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                        /s/ GLEACHER NATWEST INC.



Dated: December 15, 1997